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                                   EXHIBIT 21

                SUBSIDIARIES OF EMMIS COMMUNICATIONS CORPORATION

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                                                                                              Other Names
                                                                Jurisdiction of               Under Which
    Subsidiary                                                   Organization              Business is Done
    ----------                                                   ------------              ----------------
Emmis FM Broadcasting Corporation of Indianapolis                Indiana                    --
Emmis FM Broadcasting Corporation of St. Louis                   Indiana                    KSHE-FM
KPWR, Inc.                                                       Indiana                    --
Emmis Broadcasting Corporation of New York                       Indiana                    WQHT-FM
Emmis FM Broadcasting Corporation of Chicago                     Indiana                    WKQX-FM
Emmis Meadowlands Corporation                                    Indiana                    --
Emmis Publishing Corporation                                     Indiana                    --
Emmis AM Radio Corporation of Indianapolis                       Indiana                    --
Emmis FM Radio Corporation of Indianapolis                       Indiana                    --
Emmis Broadcasting Corporation                                   Indiana                    --
Emmis 104.1 FM Radio Corporation of St. Louis                    Indiana                    WXTM-FM
Emmis 106.5 FM Broadcasting Corporation of St. Louis             Indiana                    WKKX-FM
Emmis 1310 AM Radio Corporation of Indianapolis                  Indiana                    --
Emmis 105.7 FM Radio Corporation of Indianapolis                 Indiana                    --
Emmis DAR, Inc.                                                  Indiana                    --
Emmis International Corporation                                  Indiana                    -
Emmis 1380 AM Radio Corporation of St. Louis                     Indiana                    -
Duncan American Radio, LLC                                       Indiana                    -
Emmis Publishing, L.P.                                           Indiana                    Indianapolis Monthly
                                                                                            Cincinnati
                                                                                            Atlanta
                                                                                            Country Sampler
Emmis Indiana Broadcasting, L.P.                                 Indiana                    WENS
                                                                                            WIBC
                                                                                            WNAP
                                                                                            WTLC-FM
                                                                                            WTLC-AM
                                                                                            WTHI-FM
                                                                                            WTHI-AM
                                                                                            WWVR-FM
Emmis Television Broadcasting, L.P.                              Indiana                    WVUE-TV
                                                                                            WALA-TV
                                                                                            WLUK-TV
                                                                                            KHON-TV
                                                                                            WFTX-TV
                                                                                            WTHI-TV
Emmis FM License Corporation of Indianapolis                     California                 --
Emmis FM License Corporation of St. Louis                        California                 --
KPWR License, Inc.                                               California                 --
Emmis License Corporation of New York                            California                 --
Emmis FM License Corporation of Chicago                          California                 --
Emmis AM Radio License Corporation of Indianapolis               California                 --
Emmis FM Radio License Corporation of Indianapolis               California                 --
Emmis Radio License Corporation of New York                      California                 -
Emmis 104.1 FM Radio License Corporation of St. Louis            California                 -
Emmis 106.5 FM License Corporation of St. Louis                  California                 -
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
Emmis 1310 AM Radio License Corporation of Indianapolis          California                 -
Emmis 105.7 FM License Corporation of Indianapolis               California                 -
Emmis License Corporation                                        California                 --
Emmis International Broadcasting Corporation                     California                 -
Emmis 1480 AM Radio License Corporation of Terre Haute           California                 --
Emmis 99.9 FM Radio License Corporation of Terre Haute           California                 --
Emmis 105.5 FM Radio License Corporation of Terre Haute          California                 --
Emmis Television License Corporation of Honolulu                 California                 --
Emmis Television License Corporation of Mobile                   California                 --
Emmis Television License Corporation of Cape Coral               California                 --
Emmis Television License Corporation of Green Bay                California                 --
Emmis Television License Corporation of Terre Haute              California                 --
Emmis Television License Corporation of New Orleans              California                 --
Emmis FM Holding Corporation of New York                         Delaware                   --
Emmis Radio Corporation of New York                              Delaware                   WRKS-FM
Emmis 101.9 FM Radio Corporation of New York                     Michigan                   WQCD-FM
Mediatex Communications Corporation                              Texas                      --
Mediatex Development Corporation                                 Texas                      --
Texas Monthly, Inc.                                              Texas                      --
Radio Hungaria Co. Ltd.                                          Hungary                    --
Big Hit Marketing, Inc.                                          Illinois                   Big Hit Marketing
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